<PAGE 1>

                      REPURCHASE AGREEMENT


DATE:     January 18, 1994

PARTIES: O'Brien Environmental Energy, Inc., a Delaware corporation ("O'Brien"), and Bradley Resources Company, a partnership ("Bradley").

RECITALS: Pursuant to a Rights Assignment Agreement between Bradley and O'Brien, dated as of March 31, 1993 (the "Rights Agreement"), O'Brien sold to Bradley, and Bradley purchased from O'Brien, the right to receive 12.5 percent of all dividends and certain other payments to O'Brien from O'Brien's subsidiary, O'Brien (Newark) Cogeneration, Inc., a Delaware corporation ("Newark").

     Bradley, in consideration for the rights acquired pursuant to the Rights Agreement and all associated representations, warranties, indemnifications and other obligations (the "Rights"), delivered to O'Brien Bradley's Non-Negotiable Promissory Note made by Bradley and payable to O'Brien, dated as of March 31, 1993, in the original principal amount of $6,250,000 (the "Note"), and the guaranty of the Note made by George W. Holbrook, Jr., a general partner of Bradley, dated as of March 31, 1993 (the "Guaranty").

     Since the date of the execution and delivery of the Rights Agreement, the Note, and the Guaranty, O'Brien's circumstances have changed, and O'Brien deems it to be in O'Brien's best interests, in order to facilitate O'Brien's obtaining required third party debt or equity financing, for it to acquire the Rights previously sold to Bradley in exchange for the Note and the Guaranty and all rights thereunder.

     Bradley, in light of O'Brien's circumstances and Bradley's evaluation of the project operated by Newark, at O'Brien's request and in consideration of the assignments and releases herein contained, is willing to permit O'Brien to repurchase the Rights.

AGREEMENTS: In consideration of their mutual promises herein contained, and for other good and valuable consideration, the parties agree as follows:

     1. Assignment of Rights Agreement. By its execution of this Agreement, conditioned upon O'Brien's execution of this Agreement and the delivery of the Note and Guaranty by O'Brien, as provided in Section 2, Bradley hereby assigns to O'Brien all of Bradley's right, title, and interest, free and clear of all liens and encumbrances of any kind whatsoever, in and to the

<PAGE 2>

Rights and all of its other rights to, in and under the Rights Agreement. Immediately upon Bradley's receipt of the original Note and the Guaranty from O'Brien, transmitted by O'Brien as provided in Section 2, Bradley will send to O'Brien, by overnight express delivery, Bradley's copy of the fully executed Rights Agreement. Bradley represents and warrants that it has not transferred, nor committed to transfer, any interest in the Rights or any other right under or interest in the Rights Agreement to any person or entity.

     2. Assignment of Note and Guaranty. By its execution of this Agreement, conditioned upon Bradley's execution of this Agreement, O'Brien hereby assigns to Bradley all of O'Brien's right, title, and interest in and to and under the Note (including but not limited to any claim for accrued interest under the Note) and the Guaranty (including but not limited to any claim under the Guaranty). Concurrent with its execution of this agreement, O'Brien is transmitting to Bradley, by overnight express delivery, the original of the Note and O'Brien's executed copy of the Guaranty. O'Brien represents and warrants that it has not transferred, nor committed to transfer, any right under or interest in the Note or the Guaranty to any person or entity.

     3. No Third Party beneficiaries. This Agreement is intended to be for the benefit of the parties and their respective successors and assigns only, and it is not intended to create any third party beneficiaries, implied trusts, or similar implied agreements, nor may the provisions hereof be enforced by any person or entity not a party hereto.

     4. Assignment; Binding Effect. Neither party may assign this Agreement or any of its rights and duties hereunder without the prior written consent of the other party. Subject to this limitation on assignments, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Amendment and Waiver.. This Agreement may not be amended nor any provision herein waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless otherwise provided in the written waiver.

     6. Entire Agreement; Prior Representations; Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or

<PAGE 3>

written, with respect to the Rights, the Rights Agreement, the Note, and the Guaranty. Notwithstanding the representations which may have been made by the parties in connection with the transactions described herein, O'Brien and Bradley agree that
(a) neither of them has relied on any representations by the other with respect to such transactions except those contained in this Agreement or the Exhibit hereto, and (b) their execution of this Agreement specifically precludes any claim for negligent misrepresentation by either of them based on the other's representations which are not contained in this Agreement or the Exhibit hereto.

     7. Choice of Law. IN VIEW OF THE MULTISTATE CHARACTER OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO AS IF IT WERE ENTERED INTO WITHIN SUCH STATE AND PERFORMED SOLELY IN SUCH STATE BY PERSONS RESIDENT IN SUCH STATE AT ALL RELEVANT TIMES.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original instrument, but all of which together shall constitute one and the same instrument.

     The parties, by their duly authorized officer or partners, as the case may be, have executed and delivered this Agreement effective as of the date and year first above written.

                              Bradley Resources Company


                              By:/s/George W. Holbrook, Jr.
			      -----------------------------
                                 George W. Holbrook, Jr.
                                 General Partner


                              O'Brien Environmental Energy, Inc.


                              By:/s/Joel Cooperman
			      ---------------------------------
                                 Joel Cooperman, Vice President